UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 2, 2007

HARRIS & HARRIS GROUP, INC.
(Exact name of registrant as specified in its charter)

New York	0-11576	13-3119827
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West 57th Street
New York, New York 10019
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (212) 582-0900

Item 1.01.          Entry into a Material Definitive Agreement

Harris & Harris Group, Inc. (the “Company”) and Charles E. Harris, our Chairman and Chief Executive Officer are parties to an Amended and Restated Employment Agreement dated as of October 14, 2004, a Severance Compensation Agreement dated August 15, 1990 and a Supplemental Executive Retirement Plan (the "SERP", also known as the Deferred Compensation Agreement, collectively the “Employment Agreements”). In addition, the Company maintains the Executive Mandatory Retirement Benefit Plan for high policymaking executives (collectively with the Employment Agreements, the "Executive Agreements"). On August 2, 2007, the Executive Agreements were amended for the purpose of complying with new requirements imposed by Section 409A of the Internal Revenue Code of 1986. The amended Executive Agreements are included as exhibits to this Form 8-K.

Item 9.               Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Harris & Harris Group, Inc. and Charles E. Harris, dated August 2, 2007

10.2	Amended and Restated Severance Compensation Agreement, dated August 2, 2007

10.3	Amended and Restated Supplemental Executive Retirement Plan, dated August 2, 2007

10.4	Amended and Restated Harris & Harris Group, Inc. Executive Mandatory Retirement Benefit Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2007	HARRIS & HARRIS GROUP, INC.

	By:	/s/ Douglas W. Jamison Douglas W. Jamison
President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Harris & Harris Group, Inc. and Charles E. Harris, dated August 2, 2007

10.2	Amended and Restated Severance Compensation Agreement, dated August 2, 2007

10.3	Amended and Restated Supplemental Executive Retirement Plan, dated August 2, 2007

10.4	Amended and Restated Harris & Harris Group, Inc. Executive Mandatory Retirement Benefit Plan